Exhibit 4.1

GSI GROUP CORPORATION

THE GUARANTORS

named herein

and

The Bank of New York Mellon Trust Company, N.A., as Trustee

INDENTURE

Dated as of July 23, 2010

12.25% Senior Secured PIK Election Notes due 2014

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10

(a)(2)	N.A.

(a)(3)	N.A.

(a)(4)	N.A.

(a)(5)	N.A.

(b)	7.10

(b)(1)	7.10

(c)	N.A.

311(a)	7.11

(b)	7.11

(c)	N.A.

312(a)	N.A.

(b)	11.03

(c)	11.03

313(a)	7.06

(b)	10.08

(b)(1)	N.A.

(b)(2)	7.06

(c)	7.06

(d)	7.06

314(a)	N.A.

(b)	10.07

(c)(1)	N.A.

(c)(2)	N.A.

(c)(3)	N.A.

(d)	10.08; 10.10

(e)	N.A.

(f)	N.A.

315(a)	7.01(b)

(b)	N.A.

(c)	N.A.

(d)	N.A.

(e)	N.A.

316(a) (last sentence)	N.A.

(a)(1)(A)	6.05

(a)(1)(B)	6.04.

(a)(2)	N.A.

(b)	N.A.

(c)	N.A.

317(a)(1)	N.A.

(a)(2)	N.A.

(b)	N.A.

318(a)	N.A.

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

2

i

INDENTURE, dated as of July 23, 2010, among GSI Group Corporation, a Michigan corporation, as issuer (the “Issuer”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada and the owner of all outstanding shares of voting capital stock of the Issuer (the “Parent”), Cambridge Technology, Inc., a Massachusetts corporation (“Cambridge”), Continuum Electro-Optics, Inc., a Delaware corporation (“Continuum”), Control Laser Corporation (d/b/a Baublys Control Laser), a Florida corporation (“Control”), Excel Technology, Inc., a Delaware corporation (“Excel Technology”), MES International Inc., a Delaware corporation (“MES”), MicroE Systems Corp., a Delaware corporation (“MicroE”), The Optical Corporation, a California corporation (“Optical”), Photo Research, Inc., a Delaware corporation (“Photo”), Quantronix Corporation, a Delaware corporation (“Quantronix”), and Synrad, Inc., a Washington corporation (“Synrad” and together with the Parent, Cambridge, Continuum, Control, Excel Technology, MES, MicroE, Optical, Photo, and Quantronix, each, a Guarantor (as hereinafter defined)), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, on November 20, 2009 (the “ Petition Date”), the Parent, and certain of its U.S. Subsidiaries (collectively, the “U.S. Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Law”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Law;

WHEREAS, on November 20, 2009, the Parent and the U.S. Debtors (collectively, the “Debtors”), filed the Reorganization Plan (as defined herein);

WHEREAS, on May 27, 2010, the Bankruptcy Court entered the Confirmation Order (as defined herein);

WHEREAS, the Confirmation Order is a Final Order (as defined in the Reorganization Plan);

WHEREAS, in connection with the confirmation and implementation of the Reorganization Plan, each in partial satisfaction of the Senior Note Claims and the GSI UK Note Claim (as each is defined in the Reorganization Plan), the Issuer is issuing the Notes (as defined herein) to holders of the Senior Note Claims and the holder of the GSI UK Note Claim;

WHEREAS, the Issuer and each Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes (as hereinafter defined) to be issued as this Indenture provides;

WHEREAS, the Guarantors have duly authorized the full and unconditional guarantee of the Notes, and to provide the general terms and conditions of the Notes and the guarantee of same, the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, each of the Issuer and the Guarantors jointly and severally represents that all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, and issued, the valid, binding and legal obligation of the Issuer, will, at the time of such execution, authentication and delivery, have been done and performed and the execution and delivery by the Issuer and each Guarantor of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized; and the Issuer and each Guarantor, in the exercise of legal right and power in it vested, is executing and delivering this Indenture and proposes to make, execute, issue, and deliver the Notes.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Initial Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition; provided, however, that Indebtedness of such acquired Person which is redeemed or otherwise repaid at the time of or substantially contemporaneously with the consummation of the transactions by which such acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Indebtedness.

“Adjusted Net Assets” of the Issuer or of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of the Issuer or such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of the Issuer or such Guarantor at such date and (y) the present fair salable value of the assets of the Issuer or such Guarantor at such date exceeds the amount that will be required to pay the probable liability of the Issuer or such Guarantor on its debts and all other fixed and contingent liabilities (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of the Issuer or such Guarantor in respect of the obligations of such Guarantor under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.10, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Collateral Agent or agent for service or notices and demands.

“Amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Ancillary Indenture Documents” shall have the meaning set forth in the Reorganization Plan.

“Annual Report” means an annual report on Form 10-K filed with the SEC under the Exchange Act.

“Asset” means any asset or property.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Issuer or any Guarantor (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Parent or any of the Restricted Subsidiaries, that (i) have a Fair Market Value in excess of $1,000,000, or (ii) for aggregate consideration in excess of $1,000,000, other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by and made in accordance with Section 5.01;

(3) Permitted Investments (other than Auction Rate Securities) and Restricted Payments permitted under Section 4.08;

(4) the creation of any Permitted Lien (but not the sale or other disposition of the property subject to such Permitted Lien);

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Parent’s or the Issuer’s reasonable judgment, are no longer used or useful in the business of the Parent or the Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses, in either case on a non-exclusive basis, to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Parent or any Restricted Subsidiary to the extent not materially interfering with the business of Parent and the Restricted Subsidiaries;

(7) the surrender or waiver of contract rights or the settlement, release or surrender of contract or tort claims to the extent not materially interfering with the business of the Parent and the Restricted Subsidiaries;

(9) transfers by the Parent or a Restricted Subsidiary expressly contemplated by the Reorganization Plan; and

(10) transfers of assets by any Restricted Subsidiary that is not the Issuer or a Guarantor to another Restricted Subsidiary that is not the Issuer or a Guarantor.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Auction Rate Securities” means securities issued by State or local governments of the United States or political subdivisions thereof, the applicable interest rate on which is under normal circumstances subject to adjustments based on periodic remarketing or other auction process (commonly referred to as auction rate securities).

“Average Cash” means the average cash and Cash Equivalents of the Issuer and the Guarantors, on a consolidated basis, for the full fiscal quarter immediately preceding the fiscal quarter in which a Foreign Subsidiary Investment will be made; provided that no portion of such average cash shall be proceeds of debt for borrowed money excluding intercompany Indebtedness , but including, without limitation, proceeds of advances made pursuant to the Working Capital Facility.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the Board of Directors of such Person (or any duly authorized committee thereof or any corporate constituency, that in accordance with the Person’s bylaws or charter documents performs the duties of the Board of Directors), (ii) in the case of any limited liability company, the board of managers of such Person (or any duly authorized committee thereof), (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Parent or the Issuer and to be in full force and effect, and delivered to the Trustee.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all cash expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, and including all Capitalized Lease Obligations paid or payable during such period.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the Obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such Obligations shall be the capitalized amount thereof determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means:

(1) marketable direct obligations issued or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) maturing within 360 days of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) commercial paper maturing no more than 270 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

(5) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(6) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time; and

(7) money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agent” means at any time the Person acting as the collateral agent for the Notes.

“Confirmation Order” shall have the meaning set forth in the Reorganization Plan.

“Consolidated Amortization Expense” means, for any period-, the amortization expense of the Parent and the Restricted Subsidiaries for such period (excluding amortization expenses attributable to a prepaid item that was paid in cash in a prior period), determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) Consolidated Depreciation Expense, (b) Consolidated Amortization Expense, (c) Consolidated Income Tax Expense and (d) Consolidated Interest Expense and minus, to the extent included in the statement of such Consolidated Net Income for such period, interest income, all as determined on a consolidated basis for the Parent and the Restricted Subsidiaries. In addition, “Consolidated EBITDA” for any period including the first four full fiscal quarters following the Effective Date shall be subject to any non-cash adjustment with respect to such quarters required to be made by the Issuer’s independent certified public accountants as a result of “fresh start” accounting, and with respect to the four fiscal quarters prior to the Effective Date “Consolidated EBITDA” shall be so adjusted on a pro forma basis as though the Reorganization Plan had become effective on the first day of such period.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication:

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations related to interest rates,

(4) amortization of debt discount or premium, consent fees, fees paid or payable in connection with the Reorganization Plan and debt issuance costs, including commitment fees,

(5) the interest portion of any deferred payment obligations,

(6) capitalized interest,

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Parent or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(8) all interest payable with respect to discontinued operations,

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness,

(10) non cash interest expense, and

(11) cash contributions to any employee stock ownership plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” for any period means the net income (or loss) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary, (i) except to the extent that cash in an amount equal to any such income has actually been received by the Parent or, subject to clause (3) below, any Restricted Subsidiary during such period and (ii) except that the Parent’s equity in a net loss of any such Person for such period shall be included in determining Consolidated Net Income;

(2) except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Parent’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) unrealized non-cash gains and losses with respect to Hedging Obligations (including those resulting from the application of SFAS No. 133);

(5) the cumulative effect of any change in accounting principles;

(6) any extraordinary or non-recurring gain (or extraordinary or non-recurring loss), together with any related provision for taxes on any such extraordinary or non-recurring gain (or the tax effect of any such extraordinary or non-recurring loss), realized by the Parent or any Restricted Subsidiary during such period; excluding any restructuring investigation costs, including but limited to severance, professional fees related to restructuring, investigation and restatement activities, etc. that may be classified as extraordinary;

(7) non-cash compensation expense;

(8) any non-cash gains or losses resulting from the Shareholder Claim, Asset Sales, discontinued operations, prior acquisitions, impairments or write offs outside the ordinary course, closures of businesses or plants or inventory write-ups following the Reorganization Plan; and

(9) any income recognized as a result of adjustments made in connection with the Parent’s pending accounting restatements.

In addition, any return of capital with respect to an Investment that decreased the amount of Investments outstanding pursuant to clause (11) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

For the purposes of the definition of “Consolidated New Income,” any and all costs or expenses associated with the Reorganization Plan, the Parent’s pending accounting restatements and the Shareholder Claim, including, without limitation, any professional, consulting or advisory fees and the costs and expenses of any investigations or litigations shall not be considered extraordinary or non-recurring gain or losses.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Initial Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at: The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Fax 412-234-7535, Attention: Corporate Trust Administration, or such other address as the Trustee may designate form time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Default Rate” means, upon a declaration of acceleration in accordance with Section 6.02, an additional 2.0% over the interest rate on the principal of and an increase of 2.0% per annum above the amount of all accrued and unpaid interest on the Notes

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Designation” has the meaning given to this term in Section 4.15.

“Designation Amount” has the meaning given to this term in Section 4.15.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, is convertible or exchangeable at the option of the holders for Indebtedness or Disqualified Stock, in each case, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable, taken as a whole, to such holders than the provisions of Section 4.09, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Parent’s or Issuer’s purchase of the Notes as required pursuant to the provisions of Section 4.09.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

“Fixed Charge Coverage Ratio” means with respect to the Parent, on the last day of the prior full fiscal quarter period immediately preceding the date of the relevant Interest Payment Date (the “Transaction Date”) giving rise to the need to calculate the Fixed Charge Coverage Ratio (such one full fiscal quarter period being referred to herein as the “One Quarter Period”), the ratio of (a) the aggregate amount of Consolidated EBITDA for the One Quarter Period ending on such day to (b) the sum of (i) Consolidated Interest Expense for the One Quarter Period ending on such day, plus (ii) the aggregate amount of dividends paid on any class of the Parent’s Capital Stock during the One Quarter Period ending on such day, plus (iii) all scheduled principal payments of debt and any prepayments to the extent there is an equivalent reduction in the commitments thereunder, plus (iv) Consolidated Income Tax Expense for the One Quarter Period ending on such day, plus (v) Capital Expenditures made during the period, exclusive of any Capitalized Expenditures to the extent financed with the proceeds of borrowed money excluding intercompany Indebtedness (collectively, “Consolidated Fixed Charges”). In the event the Parent or any of the Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable One Quarter Period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations, as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has both determined to make and made after the Initial Issue Date and during the One Quarter Period or subsequent to such period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any Consolidated Fixed Charges and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the One Quarter Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable One Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations (including of cost savings and synergies) shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“Foreign Subsidiary Investments” means Investments by the Issuer or a Guarantor in a direct or indirect Foreign Subsidiary of the Parent, provided that no Issuer or Guarantor may make Foreign Subsidiary Investments unless:

(1) such Investment occurs at least 365 days following the Initial Issue Date;

(2) the aggregate amount of such Investments does not exceed $10 million in any fiscal year or $45 million over the term of the Indenture;

(3) in the fiscal quarter in which such Investments will be made, such Investments are less than or equal to the difference of (A) the sum of (i) Average Cash and (ii) Prepaid Notes, minus (B) $50 million;

(4) at least 65% of the Equity Interests of the Foreign Subsidiary or Foreign Subsidiaries receiving such Investments are pledged pursuant to the Security Documents;

(5) such Investments are made no more frequently than once a fiscal quarter; and

(6) the Parent or the Issuer delivers to the Trustee an officer’s certificate from the Chief Executive Officer or Chief Financial Officer of such Person certifying that such Investments comply with clauses (1) through (5) above.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Initial Issue Date.

“Guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means (i) the Parent and each Restricted Subsidiary which is a Subsidiary of the Parent (other than a Foreign Subsidiary) on the Initial Issue Date, and (ii) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Initial Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture. General Scanning Securities Corp., shall not be required to be a Guarantor on the Initial Issue Date or thereafter.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates, commodities or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“Incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion of principal or the payment of interest in the form of additional Indebtedness or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than letter of credit obligations entered into in the ordinary course of business, to the extent such letter of credit are not drawn upon, or if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following the receipt by such Person of a demand or reimbursement following payment on the letter of credit);

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions (except to the extent such letter of credit or other transaction is not drawn upon, or if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following the receipt by such Person of a demand for reimbursement following payment on such letter of credit or other transaction, or extends to a trade payable and is satisfied no later than the tenth Business Day after it is drawn upon);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery or title thereto;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. The principal amount of the Indebtedness under any Hedging Obligations at any time shall be equal to the amount payable as a result of the termination of the arrangement or agreement for such Hedging Obligations at such time. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Director” means a director of the Parent or the Issuer who is independent with respect to the transaction at issue.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s or the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“Initial Issue Date” means July 23, 2010, the date on which the Initial Notes are originally issued.

“Initial Notes” means $107,040,000 aggregate principal amount of Notes issued under this Indenture on the Initial Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Interest” means, with respect to the Notes, interest on the Notes (including Cash Interest (as defined in the Notes) and PIK Interest)

“Interest Payment Dates” means each February 15, May 15, August 15 and November 15, commencing August 15, 2010.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.15. If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of all other Investments in such Subsidiary retained by the Parent or any Restricted Subsidiary. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or Indebtedness of the Parent by the Parent shall be deemed not to be Investments and (ii) purchases otherwise permitted under this Indenture or redemptions of Notes by the Issuer or Parent pursuant to the terms of the Indenture shall be deemed not to be Investments.

“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Issuer Request” means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer or the Parent and attested to by the Secretary or any Assistant Secretary of the Issuer or the Parent.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale (other than a sale of Auction Rate Securities), the proceeds thereof in the form of cash or Cash Equivalents, calculated after the following items have been deducted from such proceeds:

(1) reasonable brokerage commissions and other reasonable fees and expenses (including reasonable fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for Taxes payable as a result of such Asset Sale (after taking into account any available Tax credits or deductions and any Tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Guarantor) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon, except with respect to the Working Capital Facility which will be subject to the fourth paragraph of Section 4.09;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold at the time of, or within 60 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute proceeds for purposes of making the above calculation.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Parent nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than any Credit Facility or the Notes) of the Parent or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Parent or any Restricted Subsidiary.

“Note Guarantee” has the meaning given to this term in Section 10.01.

“Notes” means the 12.25% Senior Secured PIK Election Notes due July 23, 2014 issued by the Issuer, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture, including, without limitation, any Related PIK Notes issued in respect of Notes and any increase in the principal amount of outstanding Notes as a result of a PIK Payment.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by or on behalf of the Parent or the Issuer by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes to occur no later than three Business Days after the Offer Expiration Date. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Parent and its Subsidiaries which the Parent or the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Offer Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Parent or the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Parent or the Issuer for each $1,000 aggregate principal amount of Notes accepted for payment (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in minimum denominations of $2,000 and integral multiples of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Note not tendered or tendered but not purchased by the Parent or the Issuer pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Parent or the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Parent or the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Parent or the Issuer receives, not later than the close of business on the fifth Business Day preceding the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

(11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Parent or the Issuer shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Parent or the

Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in an aggregate principal amount of $2,000 or greater and integral multiples of $1,000 shall be purchased); and

(12) that in the case of any Holder whose Note is purchased only in part, the Parent or the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

On or before the Purchase Date, the Parent or the Issuer shall (i) accept for payment Notes or portions thereof tendered and not withdrawn pursuant to the Offer, (ii) deposit with the Trustee U.S. Dollars sufficient to pay the Purchase Price, plus accrued interest, if any, of all Notes to be purchased through and including the Purchase Date and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Parent or the Issuer. The Trustee shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Purchase Price, plus accrued interest, if any, thereon.

“Officer” means any of the following of the Parent or the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed on behalf of a Person by two Officers of such Person.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel stating the matters required by Section 11.05 and delivered to the Trustee.

“Original Notes” means the Notes (including any Related PIK Notes) issued on the Initial Issue Date to the initial Holders and owned by such initial Holders (or their Affiliates), but not any Notes owned by such initial Holders (or their Affiliates) if acquired by them after the Initial Issue Date.

“Parent” has the meaning set forth in the introductory paragraph to this Agreement.

“Permitted Business” means the businesses engaged in by the Parent and its Restricted Subsidiaries on the Initial Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Investments” means (each of which shall be given independent effect in whole or in part):

(1) (i) Investments by the Parent or any Restricted Subsidiary in (a) the Issuer or any Guarantor, or (b) any Person that will become immediately after such Investment a Guarantor or that will merge or consolidate into the Issuer or any Guarantor; provided however, that the primary business of such Person is a Permitted Business; or (ii) any Investment by a Restricted Subsidiary that is not a Guarantor or the Issuer in (a) another Restricted Subsidiary that is not a Guarantor or the Issuer or (b) any Person that will become immediately after such Investment a Restricted Subsidiary that is not a Guarantor or that will merge or consolidate into a Restricted Subsidiary that is not a Guarantor or the Issuer;

(2) loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2.5 million at any one time outstanding;

(3) Hedging Obligations entered into for bona fide hedging purposes of the Parent or any Restricted Subsidiary not for the purpose of speculation;

(4) cash and Cash Equivalents;

(5) accounts and notes receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes;

(7) Investments received in connection with an Asset Sale that was made in compliance with Section 4.09;

(8) lease, utility and other similar deposits in the ordinary course of business;

(9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(10) payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as an expense;

(11) other Investments made after the Initial Issue Date in an aggregate amount not to exceed $5 million in any fiscal year (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no Investment made in reliance on this clause (11) shall be made in any Person that is the direct or indirect holder of more than 25% of the outstanding Equity Interests of the Parent;

(12) Investments of the Parent and the Restricted Subsidiaries, to the extent outstanding on the Initial Issue Date;

(13) any assets, capital stock or other securities to the extent acquired for capital stock other than Disqualified Equity Interests; and

(14) Foreign Subsidiary Investments.

The amount of Investments outstanding at any time pursuant to clause (11) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (11), by an amount equal to the return of capital with respect to such Investment to the Parent or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (11).

“Permitted Liens” means the following types of Liens:

(1) Liens for Taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Parent or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and rights to offset and set-off;

(3) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business;

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, incurred in the ordinary course of business;

(5) judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions, title irregularities and other similar charges, restrictions or encumbrances in respect of real property which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Parent and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof; provided, however, that such obligations do not constitute Indebtedness;

(8) Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and set-off, granted in the ordinary course of business;

(9) Liens, rights of set-off and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the financial institution with which such accounts are maintained, securing amounts owing to such financial institution with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) leases or subleases, and licenses or sublicenses, in either case on a non-exclusive basis, granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(11) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding operating leases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens existing on the Initial Issue Date;

(14) Liens to secure the Working Capital Obligations;

(15) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon and substitutions and replacements thereto) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

(16) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (13), (14), and (15) ; provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (13), (14), and (15), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(17) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods;

(18) Liens securing Indebtedness incurred pursuant to clauses (3), (6) and (11) of Section 4.06;

(19) Liens arising in connection with the placement by the Parent or any Restricted Subsidiary of a reasonable amount of cash (as determined in good faith by the Parent’s or the Issuer’s Board of Directors) in escrow against any obligations permitted pursuant to clause (9) of Section 4.06 (other than with respect to obligations incurred or assumed in connection with the acquisition, disposition, issuance or redemption of Equity Interests of the Parent); and

(20) Liens of the Restricted Subsidiaries or the Parent to the extent existing on the Initial Issue Date and listed on Schedule 4.11.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“PIK Interest” means interest paid with respect to the Notes in the form of increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes in connection with a PIK Payment containing the same terms and conditions as the Notes (other than issue date and the interest rate). For purposes of this Indenture, all references to “PIK Notes” shall include the Related PIK Notes.

“PIK Payment” means an interest payment with respect to the Notes made by increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“Prepaid Notes” means the aggregate principal amount of all Notes that have been voluntarily prepaid or redeemed since the Initial Issue Date, in an aggregate amount not to exceed $30 million.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Initial Issue Date.

“Principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes including, without limitation, any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent, or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or improvement of property, plant or equipment purchased, constructed or improved at any time after the Initial Issue Date and used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof and fees and other obligations incurred in connection therewith, as amended or otherwise restructured (other than pursuant to a refinancing); provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Parent.

“Redeem” means to redeem, repurchase, purchase, defease (including a covenant defeasance), retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 3.01.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Redemption Price” means the price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

“Refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness (including any capitalized or paid-in-kind interest) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred or to be paid in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of Refinancing Indebtedness does not include any Person (other than (i) the Issuer or any Guarantor, in the case of Indebtedness subject to such redemption or refinancing having been incurred by the Issuer or any Guarantor or (ii) any Restricted Subsidiary that is not a Guarantor or the Issuer, in the case of Indebtedness subject to such redemption or refinancing having been Incurred by any Restricted Subsidiary that is not a Guarantor or the Issuer) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) 121 days after the maturity date of the Notes; and

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

“Related PIK Notes” means, with respect to a Note, (i) each PIK Note issued in connection with a PIK Payment on such Note and (ii) each additional PIK Note issued in connection with a PIK Payment on a Related PIK Note with respect to such Note.

“Reorganization Plan” means the Joint Plan of Reorganization proposed by the Debtors as amended or modified from time to time (whether any such amendment or modification is effected through an amendment or modification to the Reorganization Plan itself or through the Confirmation Order).

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restatement Date” means the date on which the Parent files with the SEC under the Exchange Act (i) a Form 10-K for the fiscal year ended December 31, 2009, and (ii) any other periodic filings required by the Exchange Act or the SEC in order for the Company to become current with its reporting obligations under the Exchange Act.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any Restricted Subsidiary but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the purchase, repurchase, defeasance, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any Restricted Subsidiary but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any purchase, repurchase, defeasance, payment, redemption or other acquisition or retirement for value prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than (i) any Subordinated Indebtedness owed to and held by the Issuer or any Guarantor or (ii) any Subordinated Indebtedness of any Restricted Subsidiary that is not a Guarantor or the Issuer owed to and held by any other Restricted Subsidiary that is not a Guarantor or the Issuer).

“Restricted Subsidiary” means any Subsidiary of the Parent (including the Issuer) other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent or the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement to be executed and delivered by the Issuer and each Guarantor, substantially in the form of Exhibit D.

“Security Documents” means the Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfer of security, creating (or purporting to create) a Lien upon the collateral as contemplated by this Indenture and the Security Agreement, in each case, as amended, supplemented, restated, renewed, replaced or otherwise modified, in whole or in part, from time to time, in accordance with their respective terms and this Indenture.

“Shareholder Claim” means that certain class action lawsuit filed with the United States District Court for the District of Massachusetts against the Parent and certain of its current and former officers and directors in December 2008, docket number 1:08-cv-12065-GAO, as it may be amended from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Parent as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Initial Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provisions (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means Indebtedness of the Parent, or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Tax” (and, with correlative meaning, “Taxes”) means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, withholding, employment, payroll and franchise taxes imposed by the United States or any state, local or foreign government, or any agency thereof, or other political subdivision of the Unites States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to, or incurred in connection with any Tax or any contest or dispute thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent or the Issuer in accordance with Section 4.15 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

“Voting Stock” means, with respect to any Person, securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity,” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity (but not including any redemption offer upon an asset sale, change of control or other similar obligation), in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

“Working Capital Facility” means a debt or commercial credit facility of the Issuer or any Guarantor approved by Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

“Working Capital Facility Security” means the security interest of the lender of the Working Capital Facility in the assets, and after acquired assets of the Issuer or the Guarantors, securing the Working Capital Obligations.

“Working Capital Obligations” mean the obligations constituting Indebtedness of the Issuer or any Guarantors under the Working Capital Facility.

SECTION 1.02. Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Affiliate Transaction”	4.10(a)
“Agent Members”	2.16(a)
“Business Day”	11.07
“Cash Interest”	Exhibit A
“Contract Rate”	10.16
“Contract Rate Basis”	10.16
“Default Interest”	Exhibit A
“Effective Reorganization Plan”	2.18(2)
“Eligible Market”	6.05
“Event of Default”	6.01
“Excess Proceeds”	4.09
“Excess Working Capital Proceeds”	4.07(a)
“Global Notes”	2.16(a)
“Judgment Currency”	10.17(a)
“Judgment Conversion Date”	10.17(a)
“Legal Defeasance”	9.02
“Legal Holiday”	11.07
“Net Proceeds Excess”	4.09
“Net Proceeds Offer”	4.09
“Offered Price”	4.09
“Paying Agent”	2.04
“Payment Amount”	4.09
“Permitted Indebtedness”	4.06
“rate of exchange”	10.17(d)
“Redesignation”	4.15
“Registrar”	2.04
“Reporting Default”	6.05(a)
“Reporting Default Interest”	Exhibit A
“Restricted Payments Basket”	4.08(a)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Parent; and

(7) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE NOTES

SECTION 2.01. Amount of Notes.

The Trustee shall authenticate Initial Notes for original issue on the Initial Issue Date in the aggregate principal amount not to exceed $107,040,000. The Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder of the Notes.

In addition, as a result of any PIK Payment, the Issuer shall be entitled to, without the consent of the Holders and without regard to Section 4.06 hereof, issue PIK Notes or in lieu of issuing such PIK Notes, increase the outstanding principal amount of the Notes held in the form of global notes. The Initial Notes and any PIK Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

SECTION 2.02. Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

With respect to a PIK Payment, no later than five business days prior to the relevant Interest Payment Date, the Issuer shall deliver to the Trustee, with respect to Global Notes, an Issuer Request to increase the outstanding principal amount of such Notes by the required amount of PIK Interest (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the Depositary or otherwise, an Issuer Request to authenticate and deliver new Global Notes). The Trustee shall, on the relevant Interest Payment Date, and in accordance with an Issuer Request, make appropriate amendments to the schedule of principal amounts of such Global Notes or, if applicable, authenticate and deliver PIK Notes provided to it.

Each PIK Payment shall be made pro rata with respect to the outstanding Notes, and the Issuer shall have the right to aggregate amounts of interest payable in the form of PIK Notes to a Holder of outstanding Notes and issue to such Holder a single PIK Note in payment thereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.04. Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the names and addresses of the Holders and of the principal amount of the Notes (and stated interest therein) and of their transfer and exchange. The entries in the register shall be conclusive and binding for all purposes absent manifest error. The Issuer, the Paying Agent and the Holder shall treat each Person whose name is recorded in the Register as a Holder hereunder for all purposes of this Indenture, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Issuer nor any Affiliate thereof may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05. Paying Agent To Hold Money in Trust.

Prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07. Transfer and Exchange.

Subject to Section 2.16, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.09 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their out of pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements). Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent segregates and holds in trust, in its capacity as such, on any redemption date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes (other than the Original Notes) owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such cancelled Notes in its customary manner. The Trustee shall deliver a certificate of such disposal to the Issuer upon its request therefor. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, whether in the form of PIK Interest or otherwise, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

SECTION 2.15. Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) The global notes representing Notes (the “Global Notes”) shall bear legends as set forth in Exhibit B. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (as defined below), and (ii) be delivered to the Trustee as custodian for such Depository.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days thereof or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor depository within 90 days thereof or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) [Intentionally Left Blank]

(f) [Intentionally Left Blank]

(g) [Intentionally Left Blank]

(h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(j) None of the Issuer or the Trustee nor any agent of the Issuer or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to this Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.17. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.18. Conditions Precedent.

The issuance of Notes under this Indenture (excluding any PIK Notes and any increase in the principal amount of Notes as a result of a PIK Payment) is subject to the satisfaction, prior to or concurrently with the entering into of this Indenture on the Effective Date, of the following conditions precedent:

(1) Indenture; Note Documents. The Trustee shall have received (i) this Indenture, executed and delivered by the Trustee and the Issuer and the Guarantors, (ii) Ancillary Indenture Documents, (iii) the Security Agreement, executed and delivered by the Issuer and each applicable Guarantor, (iv) all other Security Documents reasonably requested by the Holders, including without limitation, any pledge agreements required under any local law jurisdiction and any mortgages, (v) appropriate financing statements on Form UCC 1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document, (vi) customary and reasonable opinions and (vii) any other agreement, instrument or document reasonably required or advisable to carry out the purposes of this Indenture or the Security Documents or to establish or maintain the validity, perfection or priority of the Liens of the Collateral Agent in the Collateral.

(2) Reorganization Plan. The Effective Date as defined in the Reorganization Plan shall have occurred (the Reorganization Plan on such date is hereinafter referred to as the “Effective Reorganization Plan”).

(3) Confirmation Order. The Trustee shall have received a copy of the Confirmation Order, certified by an Officer of the Issuer to be a true, complete and correct copy of such document, which shall approve and authorize the transactions contemplated by this Indenture, the Security Documents and the Reorganization Plan and otherwise not be inconsistent with the provisions hereof and thereof.

(4) Qualification under the Trust Indenture Act. The Issuer shall have filed a Form T-3 with the SEC for qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and such Form T-3 shall be effective.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 7 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 7 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03. At any time after the Initial Issue Date, all or any of the Notes may be redeemed from time to time at the Redemption Price.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to paragraph 7 of the Notes, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made pursuant to the second paragraph of paragraph 7 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers ISIN and Common Code numbers, if any thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price (or the manner of calculation of the Redemption Price);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the provision of paragraph 7 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Issuer’s written request made at least ten Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation. Promptly after the calculation of the Redemption Price, the Issuer will give the Trustee and any Paying Agent written notice thereof.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

If a Holder fails to provide the Trustee and the Issuer with appropriate tax certifications providing an exemption from the applicable withholding tax (which, in respect of United States federal income tax laws, includes (i) an Internal Revenue Service Form W-9 for U.S. persons or its successor form, or (ii) an appropriate Internal Revenue Service Form W-8 for non-U.S. persons or the applicable successor form), the Issuer shall be entitled to withhold an amount from interest and/or principal payments to be made to such Holder pursuant to this Section 4.01 that equals the applicable withholding tax. Any installment of principal or interest due pursuant to this Section 4.01 shall be considered fully paid even if such amount is withheld from the installment otherwise due to such Holder.

SECTION 4.02. Reports.

(a) Whether or not required by the SEC, from and after the Restatement Date and so long as any Notes are outstanding, the Parent will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC’s rules and regulations, and unless already publicly available on the SEC’s EDGAR filing system, and the Parent (a) will furnish (without exhibits) to the Trustee for delivery to the Holders of Notes and (b) post on its website or otherwise make available to prospective purchasers of the Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s independent auditors; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.

(b) From and after the Restatement Date, so long as any Notes remain outstanding, the Parent shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03. Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04. Compliance Certificate; Notice of Default.

(a) The Issuer or the Parent shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Parent and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

(b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officers’ Certificate specifying such Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

(c) The Issuer’s fiscal year currently ends on December 31. The Issuer shall provide written notice to the Trustee of any change in its fiscal year. Failure to provide any such Notice will not constitute a Default under this Indenture.

SECTION 4.05. Taxes.

The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material Taxes except as contested in good faith and by appropriate proceedings.

SECTION 4.06. Limitations on Additional Indebtedness.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness.

Notwithstanding the above, each of the following, which shall be given independent effect in whole or in part, shall be permitted (the “Permitted Indebtedness”):

(1) the Initial Notes, the PIK Notes and the Note Guarantees in respect thereof (including any future Note Guarantee);

(2) Indebtedness of the Parent and the Restricted Subsidiaries to the extent outstanding on the Initial Issue Date and listed on Schedule 4.06 hereto;

(3) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Parent or any Restricted Subsidiary not for the purpose of speculation; provided that the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(4) Indebtedness of (i) the Issuer or Guarantor owed to the Parent or any Restricted Subsidiary and (ii) any Restricted Subsidiary that is not a Guarantor or the Issuer owed to any other Restricted Subsidiary that is not a Guarantor or the Issuer; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary referred to in clauses (i) or such Indebtedness being owed to any Person other than the Parent or any Restricted Subsidiary, as applicable, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (4);

(5) (a) Indebtedness in respect of bid, performance, completion, guarantee, surety and similar bonds and assurances issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations (i) of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, completion, guarantee or surety obligations (in each case other than for an obligation for money borrowed) of the Issuer or any Guarantor or (ii) of any Restricted Subsidiary that is not a Guarantor or the Issuer with respect to letters of credit supporting such bid, performance, completion, guarantee or surety obligations (in each case other than for an obligation for money borrowed) of another Restricted Subsidiary that is not a Guarantor or the Issuer; and (b) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of (i) workers’ compensation claims or self-insurance, (ii) other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance or (iii) for regulatory or insurance purposes;

(6) Purchase Money Indebtedness and/or Attributable Indebtedness, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within five Business Days;

(8) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(9) Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets of the Parent or any Restricted Subsidiary or the acquisition, disposition, issuance or redemption of Equity Interests of the Parent or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (9) shall at no time exceed the gross proceeds or value of the consideration actually received by the Parent and the Restricted Subsidiaries in connection with such disposition;

(10) Indebtedness incurred by Issuer or any Guarantor pursuant to the Working Capital Facility; provided, however, that after giving effect to the incurrence, the aggregate principal amount of outstanding Indebtedness incurred thereunder plus all commitments thereunder (without duplication) does not exceed $40.0 million (less the sum of all principal payments required to be made with respect to such Indebtedness pursuant to the fourth paragraph of Section 4.09);

(11) Indebtedness of the Foreign Subsidiaries of the Parent owed to parties other than the Restricted Subsidiaries or the Guarantors, not to exceed any time outstanding an aggregate principal amount of $15,000,000; and

(12) Acquired Indebtedness, not to exceed at any time outstanding an aggregate principal amount of $7,500,000; provided such Indebtedness was incurred in connection with acquisitions permitted under clauses 11 or 13 of the definition of “Permitted Investments” or Section 4.08(a).

For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, and may later reclassify any item of Indebtedness as having been Incurred pursuant to any of clauses (1) through (12) above (provided that at the time of reclassification it meets the criteria in such category or categories).

SECTION 4.07. Excess Working Capital Proceeds Purchase Offer.

(a) If the aggregate principal amount of outstanding Indebtedness plus commitments (without duplication) under the Working Capital Facility exceeds $20.0 million (such excess, the “Excess Working Capital Proceeds”), the Parent or the Issuer shall make an Offer to Purchase to all Holders in an aggregate principal amount of Notes equal to the amount of such Excess Working Capital Proceeds up to but not to exceed $20.0 million as follows:

(1) the Parent or the Issuer shall make an Offer to Purchase (a “Working Capital Facility Offer”) to all Holders, in accordance with the procedures set forth in this Indenture, in a maximum principal amount of Notes that may be redeemed out of the amount (the “Working Capital Facility Payment Amount”) of such Excess Working Capital Proceeds and each Holder may tender, in accordance with the procedures set forth in this Indenture, a principal amount of Notes up to the Working Capital Facility Payment Amount;

(2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Working Capital Facility Offer, plus accrued and unpaid interest thereon, if any, to, but not including, the date such Working Capital Facility Offer is consummated (the “Working Capital Facility Offered Price”), in accordance with the procedures set forth in this Indenture;

(3) if the aggregate Working Capital Facility Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Working Capital Facility Payment Amount, Notes to be purchased shall be purchased on a pro rata basis based on the percentage of the aggregate principal outstanding amount of Notes held by each such Holder to the total aggregate principal amount of Notes tendered by all Holders pursuant to the terms hereof; and

(4) upon completion of such Working Capital Facility Offer in accordance with the foregoing provisions, the amount of Excess Working Capital Proceeds with respect to which such Working Capital Facility Offer was made shall be deemed to be zero.

(b) To the extent that the sum of the aggregate Working Capital Facility Offered Price of Notes tendered pursuant to a Working Capital Facility Offer is less than the Working Capital Facility Payment Amount relating thereto (such shortfall constituting a “Working Capital Facility Excess”), the Parent or the Issuer may use the Working Capital Facility Excess, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

(c) The Parent and the Issuer, as applicable shall comply with applicable tender offer rules, including, if applicable, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Working Capital Facility Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07(c), Parent and the Issuer, as applicable shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07(c) by virtue of this compliance. The Parent’s and the Issuer’s obligation to make a Working Capital Facility Offer shall be satisfied if a third party makes the offer in the manner and at the times otherwise in compliance with the requirements herein.

SECTION 4.08. Limitations on Restricted Payments.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the amount of such Restricted Payment (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors), when added to the aggregate amount of all other Restricted Payments made after the Initial Issue Date (other than Restricted Payments made pursuant to clauses (2), (3) or (4) of Section 4.08(b)), shall exceed $2.5 million (the “Restricted Payments Basket”).

(b) The foregoing provisions, which shall be given independent effect in whole or in part, shall not prohibit:

(1) the payment by the Parent or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2) the redemption of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or of a substantially concurrent capital contribution to the Parent; provided that any proceeds from the issuance and sale of such Qualified Equity Interests shall be excluded from the calculation of the Restricted Payments Basket;

(3) the redemption of Subordinated Indebtedness of the Parent or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture or (c) in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness, but only if the Parent or the Issuer shall have complied with Section 4.09 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness; provided that any proceeds from the issuance and sale of such Qualified Equity Interests shall be excluded from the calculation of the Restricted Payments Basket;

(4) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants and other similar rights to acquire Equity Interests if the Equity Interests represent a portion of the exercise price thereof,;

(5) payments to holders of fractional common shares of the Parent resulting from a reverse stock split or a stock consolidation of the common shares of the Parent; or

(6) payments on the Shareholder Claim in a manner consistent with the Effective Reorganization Plan.

SECTION 4.09. Limitations on Asset Sales.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 80% of the total consideration in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash.

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness), accounts payable and accrued expenses of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and, in the case of any such Indebtedness, with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and, in the case of any such accounts payable and accrued expenses, that are paid in full, satisfied or discharged within 90 days of such assumption;

(b) the amount of any notes, obligations or securities received from such transferee that are within 90 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and

(c) the Fair Market Value of (i) any fixed assets (other than securities) received by the Parent or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Parent or a Restricted Subsidiary or (iii) a combination of (i) and (ii); provided that if the assets that were the subject of such Asset Sale constituted Collateral, then such additional assets shall be pledged at the time of their acquisition to the Collateral Agent as Collateral for the benefit of the Holders, subject to Permitted Liens and the terms of the Security Documents.

If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.

If the Parent or any Restricted Subsidiary engages in an Asset Sale (other than a sale of Auction Rate Securities), the Parent or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, (i) with respect to all Asset Sales consummated through a Sale Leaseback Transaction or the sale of real property or improvements thereon (collectively, “Real Estate Sales’”), apply up to 50% of the first $10 million of Net Available Proceeds therefrom and 20% of any remaining Net Available Proceeds in excess of $10 million therefrom and (ii) in all other Asset Sales (“Non Real Estate Sales”) apply up to 20% of the Net Available Proceeds therefrom, in excess of $2.5 million, in the aggregate in any fiscal year (A) to invest (or enter into a definitive agreement to invest) such part of the Net Available Proceeds thereof in fixed assets to be used by the Parent or any Restricted Subsidiary in a Permitted Business, (B) to pay interest expense, operating expense or otherwise fund operations, (C) for capital expenditures, or (D) for a combination of (A), (B) and (C).

To the extent Net Available Proceeds consist of proceeds from the sale of accounts receivable or inventory of the Parent or any Restricted Subsidiary, the Parent or the Restricted Subsidiary, as applicable, may apply such proceeds required to be paid (to the extent actually paid) under the Working Capital Facility arising as a result of such Asset Sale to satisfy all mandatory repayment obligations in respect of Indebtedness made thereunder supported by a borrowing base composed of accounts receivable and/or inventory, provided that, in the case of any such repayment under the Working Capital Facility, such payment shall result in a permanent reduction in the availability and/or commitments under the Working Capital Facility.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph for Asset Sales will constitute “Excess Proceeds.”

The Parent or the Issuer shall make an Offer to Purchase from all Holders, in an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

(1) the Parent or the Issuer shall make an Offer to Purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in this Indenture the maximum principal amount of Notes that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds and each Holder may tender, in accordance with the procedures set forth in this Indenture, a principal amount of Notes up to the Payment Amount;

(2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to, but not including, the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased shall be purchased on a pro rata basis based on the percentage of the aggregate principal outstanding amount of Notes held by such Holder to the total aggregate principal amount of Notes tendered by all Holders pursuant to the terms hereof; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Excess”), the Parent or the Issuer may use the Net Proceeds Excess, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

The Parent and the Issuer shall comply with applicable tender offer rules, including, if applicable, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Parent and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of this compliance. The Parent’s and the Issuer’s obligation to make a Net Proceeds Offer shall be satisfied if a third party makes the offer in the manner and at the times otherwise in compliance with the requirements herein.

SECTION 4.10. Limitations on Transactions with Affiliates.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction, is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary; and

(2) the Parent or the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate payments or value in excess of $5 million in any fiscal year, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transactions consummated in one transaction or a series of related transactions and involving aggregate payments or value in excess of $10.0 million in any fiscal year, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Parent, or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Parent or the Issuer.

(b) The foregoing restrictions shall not apply to:

(1) transactions between or among (a) the Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; and

(2) transactions implemented pursuant to the Reorganization Plan.

(c) The restrictions set forth in subsection 4.10(a)(2) above shall not apply to:

(1) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and reimbursement or advancement of out-of-pocket expenses, and director’s and officer’s liability insurance) and indemnification arrangements, in each case approved by the Board of Directors;

(2) the granting and performance of registration rights;

(3) Restricted Payments which are made in accordance with Section 4.08 and Permitted Investments;

(4) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity and none of the other holders of equity interest of such entity is an Affiliate of the Parent or any Restricted Subsidiary;

(5) (a) any transaction with an Affiliate where the only consideration paid by the Parent or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests;

(6) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; and

(7) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Parent or any of its Subsidiaries, where such Affiliates receive the same consideration as non-Affiliates in such transaction.

(d) The Issuer represents and confirms that the transactions set forth on Schedule 4.10 hereto comply with subsection 4.10(a)(1) as of the Initial Issue Date.

SECTION 4.11. Limitations on Liens.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Parent or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Initial Issue Date or thereafter acquired, which Lien secures Indebtedness.

SECTION 4.12. Conduct of Business.

The Parent shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 4.13. Additional Note Guarantees.

If, after the Initial Issue Date, (a) the Parent or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Foreign Subsidiary or a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary or (c) any Foreign Subsidiary guarantees any Indebtedness of the Issuer or the Parent, then, in each such case, the Parent and the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee;

(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms; and

(3) execute and deliver to the Collateral Agent and the Trustee such amendments to the Security Documents and any agreements, instruments and other documents as may be reasonable required or advisable to grant the Collateral Agent, for the benefit of the Holders of the Notes, a perfected Lien on any assets owned by such Restricted Subsidiary or to establish and/or maintain the validity and effectiveness of this Indenture, the Notes or any of the Security Documents.

SECTION 4.14. Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Parent or any other Restricted Subsidiary;

except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2) encumbrances or restrictions existing under this Indenture, the Security Documents, the Notes and the Note Guarantees;

(3) non-assignment or subletting provisions of any contract or any lease entered into in the ordinary course of business;

(4) restrictions relating to any Lien permitted under this Indenture that affects only property subject to such Lien;

(5) restrictions imposed on assets to be sold under any agreement to sell assets (including capital stock) permitted under this Indenture to any Person pending the closing of such sale;

(6) instruments governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(7) any other agreement governing Indebtedness entered into after the Initial Issue Date that contains encumbrances and restrictions that are not in the good faith and reasonable judgment of the Parent’s or the Issuer’s Board of Directors, materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Initial Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Initial Issue Date;

(8) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(10) encumbrances on property at the time such property was acquired by the Parent, or any Restricted Subsidiary, so long as such restriction relates solely to the property so acquired;

(11) encumbrances or restrictions existing under agreements existing on the Initial Issue Date and as in effect on that date; and

(12) any encumbrances or restrictions imposed by any amendments, restatements, renewals, replacements, refundings or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above or any amendments, restatements, renewals, replacements, refundings or refinancings thereof; provided that such amendments, restatements, renewals, replacements, refundings or refinancings are not, in the good faith and reasonable judgment of the Parent’s or the Issuer’s Board of Directors, materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment, restatement, renewal, replacement, refunding or refinancing.

SECTION 4.15. Limitations on Designation of Unrestricted Subsidiaries.

(a) The Parent and the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Parent as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) the Parent or the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of Section 4.08, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date; and

(3) such Subsidiary so designated has total assets of $1,000 or less.

(b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) owns no Capital Stock or Indebtedness of, or any Lien on any property of, the Parent or any Restricted Subsidiary;

(3) is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Parent or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent or any Restricted Subsidiary.

(c) The Parent and the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(d) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent or the Issuer, delivered to the Trustee, certifying compliance with the foregoing provisions.

SECTION 4.16. Limitations on Sale and Leaseback Transactions.

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Parent or such Restricted Subsidiary could have (i) incurred the Indebtedness in the amount of the Attributable Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.06 and (ii) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to Section 4.11;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Parent or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.09.

SECTION 4.17. Maintenance of Properties; Compliance with Law.

(a) The Parent shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted), and shall cause to be made all reasonably necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto, all as in the judgment of the Parent or the Issuer may be reasonably necessary so that the business carried on in connection therewith may be properly conducted, provided that nothing in this Section 4.17 shall prevent the Parent or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the reasonable judgment of the Parent or the Issuer, desirable in the conduct of the business of the Parent or any Restricted Subsidiary.

(b) The Parent and the Issuer shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Parent and its Subsidiaries taken as a whole.

SECTION 4.18. Legal Existence.

Subject to Article Five, the Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Parent and its Restricted Subsidiaries; provided that the Parent and the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Parent or the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.19. After-Acquired Property.

Upon the acquisition by the Issuer or any Guarantor of any additional property (“After-Acquired Property”), the Issuer or such Guarantor, as the case may be, shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and provide such opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 4.20. Further Instruments and Acts.

As specifically required under this Indenture, or upon request of the Trustee or the Collateral Agent, the Parent and each of its Subsidiaries will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.21. Impairment of Security Interest.

The Parent shall not, and shall not permit any of the Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent and the Holders of the Notes, except with respect to actions permitted under this Indenture. Neither Parent nor the Issuer shall amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as set forth in Article 10 or as permitted under Article 8.

SECTION 4.22. Future Pledges of Collateral to Secure PIK Interest.

The Security Documents shall provide that the Holders of Notes shall, automatically and without further action, become the beneficiaries of the pledges of property and assets to the Collateral Agent pursuant to the Security Documents to the extent of any PIK Notes issued as payment of PIK Interest on the Notes and any increase in the principal amount of Notes as a result of a PIK Payment and, in each case, related Guarantees thereof.

SECTION 4.23. Massachusetts Securities Corporation.

Notwithstanding any other provision of this Article IV, (a) neither the Issuer nor any Guarantor shall permit General Scanning Securities Corp. or any of their Subsidiaries that are Massachusetts securities corporations to create, incur, assume or suffer to exist any Liens or any Indebtedness, consummate any Asset Sale (other than (i)in compliance with Section 4.09 or 5.01 or (ii) dispositions to the Issuer or a Guarantor or in connection with the sale and purchase of Investments), make any Investments or engage in any other business operations, other than Investments set forth in clause (4) of the definition of “Permitted Investments”, in each case in accordance with Massachusetts General Laws Chapter 63, § 38B and, in addition, (b) neither the Issuer nor any Guarantor shall permit General Scanning Securities Corp. or any of their respective Subsidiaries that are Massachusetts securities corporations to engage in any business other than (i) investing in assets and securities of all kinds, including but not limited to debt securities and securities sold in transactions originated by it or its manager and (ii) other activities required by law to maintain tax advantaged status under Massachusetts General Laws Chapter 63, § 38B.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Limitations on Mergers, Amalgamations, Consolidations, Etc.

Neither the Parent nor the Issuer shall, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, amalgamate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer or the Parent will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America, the District of Columbia and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Issuer or Parent, as the case may be, or the Successor, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction; and

(4) the Issuer or Parent shall have delivered to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer or the Parent, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in Section 10.04, neither Issuer nor any Guarantor may consolidate or amalgamate with or merge with or into another Person, unless:

(A) either:

(i) the Issuer or such Guarantor will be the surviving or continuing Person; or

(ii) the Person formed by or surviving any such consolidation, amalgamation or merger is the Issuer or another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer or such Guarantor under the Note Guarantee of such Guarantor and this Indenture; and

(B) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination, amalgamation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or amalgamated or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

The foregoing provisions (other than clause (B)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if Parent or Issuer has complied with the covenant described under Section 4.09.

Notwithstanding the foregoing, (i) any Restricted Subsidiary (other than the Issuer) may consolidate with, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or a Guarantor and (ii) any Restricted Subsidiary that is neither a Guarantor nor the Issuer may consolidate with, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Restricted Subsidiary that is not a Guarantor or the Issuer.

SECTION 5.02. Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Parent or any Restricted Subsidiary in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Parent or such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent, or such Restricted Subsidiary under this Indenture with the same effect as if such successor entity had been named as the Parent or such Restricted Subsidiary herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following shall be an “Event of Default:”

(1) failure by the Issuer to pay interest (whether in cash or in the form of PIK Notes or an increase in the principal amount of Notes as a result of a PIK Payment or otherwise) on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay to Holders the principal on or any other amount (other than interest) in respect of any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise, including pursuant to any offer to purchase in connection with an Asset Sale or Section 4.07;

(3) failure by the Issuer to comply with Section 5.01, or an offer to redeem or repurchase the Notes, if required, upon an Asset Sale or pursuant to Section 4.07;

(4) failure by Parent or the Issuer to comply with any other agreement or covenant in this Indenture or Security Documents and continuance of this failure for 45 days (other than Section 4.02 which shall be 60 days) after notice of the failure has been given to the Issuer by the Trustee, by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding or by the beneficial owners of at least 25% of the aggregate principal amount of the Notes then outstanding; provided, however, that notice from the beneficial owners pursuant to this Section 6.01(4) shall be deemed proper only if, and as of such date, the Issuer has received such information and certifications (including from the Holder of the Note or any Agent Member) reasonably necessary to determine that the person(s) providing such notice are beneficial owners of such Notes (for purposes of this Section 6.01(4), the term “beneficial owner” has the meaning given such term in Rules 13d-3 and 13d-5 under the Exchange Act); or

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Initial Issue Date, which default:

(a) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b) that has resulted in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $10.0 million or more;

(6) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, discharged, bonded (by providing insurance, letters of credit or other financial assurance), stayed or stayed pending appeal, annulled or rescinded within 60 days of being entered;

(7) the Issuer, the Parent or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer, the Parent or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer, the Parent or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer, the Parent or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(9) any Note Guarantee of any Significant Subsidiary or the Parent ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); or

(10)

(a) the repudiation or disaffirmation by the Issuer or any Guarantor of its obligations under any of the Security Documents;

(b) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Issuer or any Guarantor for any reason with respect to any material portion of the Collateral; or

(c) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective to grant the Collateral Agent a perfected Lien on the Collateral to the extent required thereby and with the priority purported to be created thereby, in each case under this clause (10)(c), with respect to any material portion of the Collateral.

Without limiting the right to impose Reporting Default Interest, for the avoidance of doubt, a Reporting Default does not constitute an Event of Default.

SECTION 6.02. Acceleration and Default Rate.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01), shall have occurred and be continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes, plus the Default Rate, shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on such acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if (a) the rescission would not conflict with any order or decree, (b) the Issuer has paid or deposited with the Trustee a sum sufficient to pay all principal, premium or interest (including additional interest) that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 and (c) all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, all outstanding Notes shall become due and payable without any further action or notice. No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.09 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes, other than (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Note, (b) a Default or Event of Default described in clause (7) or (8) of Section 6.01, or (c) any Default or Event of Default in respect of any provision of this Indenture or the Notes which, under Section 8.02, cannot be modified or amended without the consent of the Holder of each outstanding Note affected. This Section 6.04 (together with Section 2.11) shall be in lieu of Section 316(a)(1)(B) of the TIA and such of Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Reporting Default.

(a) Each of the following shall constitute a “Reporting Default”:

(1) the failure of the Restatement Date to have occurred on or prior to January 23, 2011; and

(2) the failure of the Parent’s common shares to be listed on an Eligible Market. As used herein, “Eligible Market” means The NASDAQ Global Select Market, The NASDAQ Global Market, the NYSE Amex Equities, or The New York Stock Exchange, Inc.

(b) As of the first day on which the Reporting Default has occurred and for as long as such Reporting Default is continuing, the Notes shall accrue Reporting Default Interest. A Reporting Default shall no longer be deemed to be continuing on the earlier date on which:

(1) the Restatement Date occurs and the Parent’s common shares are listed on an Eligible Market; and

(2) the following have occurred (i) a Form 25 with respect to the Parent’s common shares has been filed with the applicable Eligible Market delisting the Parent’s common shares from such Eligible Market and (ii) the Parent has filed a Form 15 with the SEC to deregister its common shares under Section 12(g) of the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

SECTION 6.06. Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture or any Security Document. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or any Security Document or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.06 shall be in lieu of Section 316(a)(1)(A) of the TIA and such of Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.07. Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.08. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer or any Guarantor under the Notes or this Indenture or of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 6.09. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.10. Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

SECTION 6.11. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.12. Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall, subject to any payment priorities awarded to Working Capital Obligations, pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount directly from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.12.

SECTION 6.13. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.09 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.14. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer and the Parent. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provision of the TIA.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(1) or 6.01(2) or (ii) any Event of Default of which the Trustee shall have received written notification or otherwise obtained actual knowledge. In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.

(7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Security Document, and may refuse to perform any duty or exercise any such rights or powers, unless it shall have been provided reasonable security or indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred by it in connection with such exercise of its rights or powers.

(8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney, at the sole cost of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation other than as a result of the Trustee’s gross negligence or willful misconduct. Except with respect to Sections 4.01, 4.02 (subject to paragraph 12 below) and 4.04, the Trustee shall have no duty to inquire as to the performance of the Issuer’s and the Guarantors’ covenants set forth herein.

(9) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(10) The permissive rights of the Trustee to do things enumerated in this Indenture or any Security Document shall not be construed as duties hereunder.

(11) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(12) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officers’ Certificate).

(13) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(14) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(15) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Notes or any Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement in the Notes, Note Guarantee, this Indenture, the Security Documents or any other document in connection with the issuance of the Notes other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its responsible officers in good faith determines that the withholding of such notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after May 15 of any year, commencing May 15, 2010, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee, and in any event within 10 Business Days, when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all out-of-pocket disbursements, expenses and advances incurred or made by them in connection with their duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors shall jointly and severally indemnify each of the Trustee and any predecessor Trustee and each of the Agents for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against and received by the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability determined to have been caused by the Trustee through its own negligence, bad faith or willful misconduct. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuer, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights and receipt of any amounts due under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders.

Without prior notice to or consent of any Holder, (i) the Parent, the Issuer and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes and (ii) the Parent, the Issuer and the Collateral Agent may amend, waive or supplement the Security Documents:

(1) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders pursuant to Section 5.01;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to cure any ambiguity, defect, mistake or inconsistency, so long as the effect thereof is not materially adverse, taken as a whole, to the Holders;

(4) to add Note Guarantees with respect to the Notes or to secure the Notes;

(5) to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (solely to the extent permitted by this Indenture);

(6) to qualify or maintain the qualification of this Indenture under the TIA; or

(7) to add to the covenants of the Issuer or a Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuer or a Guarantor with respect to the Notes;

(8) to provide additional assets as Collateral;

(9) to release Collateral from the Liens pursuant to the Indenture or the Security Documents when permitted or required by the Indenture or the Security Documents; or

(10) in the case of the Security Documents, as expressly provided in Section 10.06(b) hereof.

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02. With Consent of Holders.

This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) change the date on which any Notes are subject to redemption;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

(7) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as otherwise permitted by this Indenture, release all or a material portion of the Collateral or subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Holders;

(9) make any change to the provisions of the Indenture or any Security Document dealing with the application of proceeds of the Collateral, in each case, that would adversely affect the Holders; or

(10) make any change in this Section 8.02.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Parent and the Issuer shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of their terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waiver or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent

Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be provided with and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Sections 11.04 and 11.05, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been satisfied.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

The Issuer may terminate its obligations and the obligations of the Issuer and the Guarantors under the Notes, the Security Documents, the Note Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if the Parent or the Issuer has paid or caused to be paid all sums payable by it under this Indenture, and

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Parent or the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation, or

(2)

(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable at the maturity date, within one year or (iii) have been or are to be called for redemption within one year pursuant to paragraph 7 of the Notes, and, in the case of (i), or (ii), or (iii), the Parent or the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, or

(b) the Parent or the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, if required by the Trustee, the Parent or the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s, and the Guarantors’ obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.07, 9.07 and 9.08 shall survive such satisfaction and discharge.

SECTION 9.02. Legal Defeasance.

The Issuer may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Note Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest on such Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, (B) the Issuer’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2,11, 2.12 and 4.18, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and (D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

At the option of the Issuer, pursuant to a Board Resolution, (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.17, inclusive, 4.19 and clause (3) of the first paragraph of Section 5.01 and (y) Section 6.01(4), (5), (6) and (9) shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date hereof, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to (x) such deposit, (y) similar contemporaneous deposits to redeem or defease other Indebtedness and (z) costs related thereto),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute (a) a Default under this Indenture or (b) a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to (x) such deposit, (y) similar contemporaneous deposits to redeem or defease other Indebtedness and (z) costs related thereto),

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by this Indenture.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer, and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. The Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of any of their obligations is rescinded or must otherwise be returned by the Trustee, the Collateral Agent or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer, a Guarantor or otherwise, all as though such payment had not been made.

SECTION 9.07. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for one year after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the

Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer (or, if appropriate, the Guarantors). After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

The Trustee shall promptly and, in any event, no later that five (5) Business Days, pay to the Issuer (or if appropriate, the Guarantors) after request therefore any excess money held in respect of the Notes at such time in excess of the amounts required to pay any of the Issuer’s Obligations then owing with respect to the Notes.

ARTICLE TEN

GUARANTEE OF NOTES AND SECURITY DOCUMENTS

SECTION 10.01. Guarantee.

Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees (each a “Note Guarantee” and collectively the “Note Guarantees”) to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations with respect to the Notes, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

SECTION 10.02. Execution and Delivery of Guarantee.

To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit C hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Limitation of Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of the Issuer or such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of the Issuer or such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. This Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations of the Guarantors is rescinded or must otherwise be returned by the Collateral Agent or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer, a Guarantor or otherwise, all as though such payment had not been made.

SECTION 10.04. Release of Guarantor.

Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Restricted Subsidiaries, in each case in accordance with the terms of this Indenture; or

(2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when such Guarantor first ceases to be a Restricted Subsidiary, respectively; or

(3) upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations that are then due and payable;

and in each such case, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.05. Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s or such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Notes on account of such claim or other rights. If any amount shall be paid to the Issuer’s or any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to the Issuer or such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06. Collateral and Security Documents.

(a) The full and punctual payment of principal of and interest on the Notes (including any interest that accrues or would accrue, but for the filing of a case pursuant to the provisions of the Bankruptcy Code, together with any post-petition interest in either case, whether or not such interest is allowed as a claim in bankruptcy) and amounts due hereunder under the Note Guarantees when due, whether on an interest payment date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, and interest on the Notes, and the performance of all other Obligations of the Issuer and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Security Documents and the Notes shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes, subject to the subordination of only those Liens and security interests as to accounts receivable, inventory, general intangibles related to accounts receivable and inventory, and proceeds thereof of the Parent and the Restricted Subsidiaries to the Working Capital Facility Security, pursuant to the terms of a subordination agreement reasonably satisfactory to the Holders and containing customary terms, including standstill and payment blockage provisions which are subject to customary limitations. The Trustee, the Issuer and the Guarantors each hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder (i) consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture and (ii) authorizes and directs the Trustee and Collateral Agent to enter into the Security Documents as applicable. The Issuer shall deliver to the Trustee (if the Trustee is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.06 to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Each of the Issuer and Parent shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Notes a valid and enforceable perfected Lien and security interest in and on all of the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and with respect only as to accounts receivable, inventory, general intangibles related to accounts receivable and inventory, and proceeds thereof of the Parent and the Restricted Subsidiaries, junior in priority to any and all Liens and security interests at any time granted in the Collateral to secure the Working Capital Facility Obligations. The

Issuer and the Guarantors will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

(b) Notwithstanding the foregoing, the Equity Interest and other securities of any Subsidiary of the Parent will constitute Collateral securing the Notes only to the extent that such Equity Interest and securities can secure such Notes, without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency);

(1) in the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary due to the fact that all or, in the case of a Foreign Subsidiary, up to two-thirds of Subsidiary’s Equity Interest or other securities secure the Notes, then such Equity Interest or other securities shall automatically be deemed not to be part of the Collateral securing the Notes, and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to release the security interests of the Collateral Agent on the shares of Equity Interest and other securities that are so deemed to no longer constitute part of the Collateral; and

(2) in the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) all or, in the case of a Foreign Subsidiary, up to two thirds of, such Subsidiary’s Equity Interest and other securities to secure the Notes, without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Equity Interest and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral securing the Notes, but only if such Subsidiary would not be subject to any such financial statement requirement) and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interest and other securities.

Notwithstanding the foregoing, if at any time neither the Parent nor the Issuer is required by law or contract to file reports with the SEC, and in lieu of filing such reports with the SEC shall post its reports on its website in accordance with Section 4.02, then during the period that neither the Parent nor the Issuer is required to file such reports with the SEC, this Section 10.06(b) shall not operate so as to cause the Equity Interest of a Subsidiary to be excluded from the Collateral.

SECTION 10.07. Recordings and Opinions.

To the extent required by TIA § 314(b), the Issuer shall furnish to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent ), on or before the time when the Parent is required to provide annual reports pursuant to Section 4.02 with respect to the preceding fiscal year, an Opinion of Counsel:

(1) stating substantially to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of this Indenture or any Security Documents in the Collateral and reciting with respect to the security interests in such Collateral the details of such action or referencing to prior Opinions of Counsel in which such details are given; or

(2) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien under this Indenture and the Security Documents.

Notwithstanding the foregoing, if the Issuer is not required by TIA §314(b) to provide such Opinion of Counsel, the Issuer shall nevertheless provide the same in a manner such that the Trustee receives it not less than once every two years.

SECTION 10.08. Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in connection with a sale of Collateral in accordance with the terms of Section 4.09 (i) upon the request of the Parent or the Issuer pursuant to an Officers’ Certificate certifying that all terms for release and conditions precedent hereunder and under the applicable Security Document have been met and specifying (A) the identity of the Collateral to be released and (B) the provision of this Indenture that authorizes such release or (ii) on the terms set forth in the Security Documents and pursuant to or in connection with a transaction permitted under this Indenture. To the extent any action on the part of the Trustee is required to effectuate any release of any Lien on any Collateral the Trustee shall release, and shall give any necessary consent, waiver or instruction to the Collateral Agent, to release (at the sole cost and expense of the Issuer) (i) all Collateral that is contributed, sold, leased conveyed, transferred or otherwise disposed of, provided such contribution, sale, lease conveyance, transfer or other disposition is or will be in accordance with the provisions of this Indenture, including without limitation, Section 4.09 of this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Collateral which may be released with the consent of Holders pursuant to Article 8 hereof, (iii) all Collateral (except as provided in Article 9 hereof) upon discharge or defeasance of this Indenture in accordance with Article 9 hereof; (iv) all Collateral upon the payment in full of all obligations of the Issuer with respect to principal or interest on the Notes and any and all Obligations outstanding, due and payable under this Indenture at the time the Notes are prepaid in full; and (v) Collateral of a Guarantor whose Guarantee is released pursuant to Section 10.04 hereof. Upon receipt of such Officers’ Certificate, an Opinion of Counsel and any other opinions or certificates required by this Indenture and the TIA, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted or required to be released pursuant to this Indenture and the Security Documents.

(b) The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Security Documents upon the sale or disposition of Collateral in accordance with the provisions of this Indenture, including without limitation, Section 4.09 of this Indenture or the subjecting of any Collateral to the Lien securing Indebtedness pursuant to the Trustee’s powers, rights and duties with respect to remedies provided under any of the Security Documents.

(c) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Parent or the Issuer shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

(d) No collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless there shall have been delivered to the Trustee the certificates required by this Section 10.08.

SECTION 10.09. Permitted Releases Not to Impair Lien.

The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Indenture, including without limitation this Article 10.

SECTION 10.10. Certificates of the Trustee.

In the event that the Parent or the Issuer wishes to release Collateral in accordance with this Indenture and the Security Documents at a time when the Trustee is not itself also the Collateral Agent, and the Parent or the Issuer has delivered the certificates and documents required by the Security Documents and Section 10.08 hereof, the Trustee will determine whether the Parent and the Issuer have complied with any and all applicable provisions of this Indenture and the Security Documents and received all documentation required by TIA §314(d) in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 10.11. Suits to Protect the Collateral.

Subject to the provisions of Article 7 hereof, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Documents; and

(2) collect and receive any and all amounts payable in respect of the guaranteed obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.12. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.13. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Parent or the Issuer to make any such sale or other transfer.

SECTION 10.14. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Parent or the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Parent or the Issuer or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 10.15. Trustee and Collateral Agent.

(a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint a co-Collateral Agent as necessary in its sole discretion. In the event the Trustee and the Collateral Agent shall at any time not be the same Person, the Collateral Agent shall take such actions under the Security Documents as are requested by the Trustee and as are not inconsistent with or contrary to the provisions of any Security Document. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its or their own willful misconduct, gross negligence or bad faith.

(b) Each of the Trustee and the Collateral Agent is authorized and directed to:

(1) enter into the Security Documents;

(2) bind the Holders on the terms as set forth in the Security Documents; and

(3) perform and observe its obligations under the Security Documents; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.

SECTION 10.16. Interest Act (Canada) Compliance.

For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this agreement at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12 month period, such as a 360 or 365 day basis, (the “Contract Rate Basis”) is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12 month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

SECTION 10.17. Judgment Currency.

(a) If, for the purpose of obtaining or enforcing judgment against a Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.17 referred to as the “Judgment Currency”) an amount due in United States Dollars under this agreement, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding:

(i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of New Brunswick or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10.17(a)(ii) being hereinafter in this Section 10.17 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.17(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the relevant Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of United States Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c) Any amount due from a Guarantor under the provisions of Section 10.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

(d) The term “rate of exchange” in this Section 10.17 means the noon rate of exchange of the Judgment Currency into United States Dollars published by The Bank of New York Mellon for the day in question.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

GSI GROUP CORPORATION

125 Middlesex Turnpike

Bedford, Massachusetts 01730

Attention: Chief Financial Officer

Fax Number: 781-266-5115

With a copy to:

BROWN RUDNICK LLP

One Financial Center

Boston, Massachusetts 02111

Attention: William R. Baldiga, Esq.

Fax Number: 617-856-8201

If to the Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attention: Leslie Lockhart

Fax Number: 412-234-7535

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture (other than the authentication of the Notes on the Initial Issuance Date), the Issuer or such Guarantor shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than the Officers’ Certificate required by Section 3.01 or 4.04) shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials, and provided further that an Opinion of Counsel may have customary qualifications for opinions of the type required.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07. Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law and Submission to Jurisdiction.

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Each of the Issuer and the Guarantors hereby (i) irrevocably agrees that any legal suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Notes or the Note Guarantees may be instituted in any state or federal court in New York, New York and, to the fullest extent permitted by law, (ii) irrevocably waives any objection which any of them may now or hereinafter have to the laying of venue of any such proceeding, (iii) irrevocably waives any objection based on the absence of a necessary or indispensable party in any such proceeding and (iv) irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Parent, the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or any Guarantor or of any successor corporation of the Issuer or any Guarantor or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation of the Issuer or any Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.11. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of each of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.12. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.13. Table of Contents, Headings, Etc.

The table of contents, cross-reference Section and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.15. Acts of Holders. Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.06) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of the Notes shall be proved by the register of the Notes.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Notes shall bind every future Holder of the same Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

SECTION 11.16. Failure or Indulgence Not Waiver.

No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

SECTION 11.17. Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

GSI GROUP CORPORATION As the Issuer

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

GSI GROUP INC. As a Guarantor

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

MES INTERNATIONAL INC. as a Guarantor

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

EXCEL TECHNOLOGY, INC. As a Guarantor

By:	/s/ Michael Katzenstein
	Name:	Michael Katzenstein
	Title:	President

[Signature Page to Indenture]

CAMBRIDGE TECHNOLOGY, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

CONTINUUM ELECTRO-OPTICS, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

CONTROL LASER CORPORATION (D/B/A BAUBLYS CONTROL LASER), as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

THE OPTICAL CORPORATION, as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

PHOTO RESEARCH, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

QUANTRONIX CORPORATION, as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

SYNRAD, INC., as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

MICROE SYSTEMS CORP. as a Guarantor

By:	/s/ Anthony Bellantuoni
	Name:	Anthony Bellantuoni
	Title:	Director

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Leslie Lockhart
	Name:	Leslie Lockhart
	Title:	Senior Associate

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

CUSIP 362524 AC4

GSI GROUP CORPORATION

No. 1	$107,040,000

12.25% SENIOR SECURED PIK ELECTION NOTE DUE 2014

GSI GROUP CORPORATION, a Michigan corporation (the “Issuer”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $107,040,000 dollars on July 23, 2014.

Interest Payment Dates: February 15, May 15, August 15 and November 15.

Record Dates: February 1, May 1, August 1 and November 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

GSI GROUP CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:	Certificate of Authentication

This is one of the 12.25% Senior Secured PIK Election Notes due 2014 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE OF NOTE]

GSI GROUP CORPORATION

12.25% SENIOR SECURED PIK ELECTION NOTE DUE 2014

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND THE AMOUNT OF OID MAY VARY IN FUTURE TAXABLE PERIODS DEPENDING UPON WHETHER INTEREST PAYMENTS ARE PAID IN CASH OR IN KIND. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY CONTACTING: GSI Group Corporation, 125 Middlesex Turnpike, Bedford, Massachusetts 01730 Attention: Principal Financial Officer.]

THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145(A) OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE “BANKRUPTCY CODE”). THE NOTE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

NO NOTE HELD BY AN UNDERWRITER OR AN AFFILIATE OF THE COMPANY MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR STATE SECURITIES LAWS. ACCORDINGLY, THE ISSUER RECOMMENDS THAT POTENTIAL RECIPIENTS OF NOTES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH NOTES.

1. Interest. GSI GROUP CORPORATION, a Michigan corporation (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate per annum set forth below. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 23, 2010 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 15, May 15, August 15 and November 15 commencing on August 15, 2010) (each, an “Interest Payment Date” and collectively, the “Interest Payment Dates”). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to the Default Rate.

The Issuer, may, at its option, elect to pay interest on this Note (i) in cash (“Cash Interest”), or (ii) by increasing the principal amount of this Note or by issuing PIK Notes (“PIK Interest”); provided, however, that the Issuer may not make a PIK Payment if the Fixed Charge Coverage Ratio as at the last day of the One Full Fiscal Quarter of the Issuer immediately preceding the relevant Interest Payment Date is greater than 1.75:1.00. At any time after the occurrence and during the continuance of an Event of Default, this Note shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the provisions of this Paragraph 1 plus 2% per annum (such interest, the “Default Interest “), which shall be payable in cash quarterly in arrears on each Interest Payment Date. At any time after the occurrence and during the continuance of a Reporting Default, this Note shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the provisions of this Paragraph 1 (including default interest to the extent, if any, applicable in connection with an Event of Default) plus 2% per annum (such additional 2% interest, the “Reporting Default Interest”), which Reporting Default Interest shall be payable by PIK Payment on each Interest Payment Date. Interest shall be payable as set forth in this Paragraph 1 to the person in whose name the Notes are registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth day, whether or not a Business Day, prior to the relevant Interest Payment Date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Cash Interest on this Note will accrue at the rate of 12.25% per annum. PIK Interest on this Note will accrue at the rate of 13.00% per annum and be payable by increasing the principal amount of this Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000). Following an increase in the principal amount of this Note as a result of a PIK Payment, this Note will bear interest on such increased principal amount from and after the date of such PIK Payment.

All PIK Notes issued pursuant to a PIK Payment will mature on July 23, 2014 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Initial Issue Date.

2. Interest Election. The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. For any period on which the Issuer wishes to make PIK Payment, the Issuer shall include in such notice to the Trustee an Officers’ Certificate specifying the Issuer’s Fixed Charge Coverage Ratio in accordance with Paragraph 1 above. The Trustee shall promptly deliver a corresponding notice to the Holder of this Note. In the absence of such an election for any interest period, interest on this Note will be payable in the form of the interest payment for the prior interest period (to the extent permitted by Paragraph 1). Interest for the first period commencing on the Initial Issue Date shall be payable in cash.

Notwithstanding anything to the contrary, in connection with any redemption of the Notes under Sections 3.01, 4.07 and 4.09 of the Indenture, the payment of accrued interest shall be made solely in cash.

3. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1, May 1, August 1 or November 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Cash Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes, provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). PIK interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Notes or increase the principal amount of the applicable Global Notes, in each case in an amount equal to the amount of the applicable PIK Interest.

4. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar or co-Registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

5. Indenture and Security Documents. The Issuer issued the Notes under an Indenture dated as of July 23, 2010 (the “Indenture”) among the Issuer, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are secured by the Collateral pursuant to the Security Documents and may be released pursuant to the terms thereof, subject to the terms of the Indenture. The Security Documents govern the rights in and to the Collateral of the Trustee and the Holders. Without limiting the foregoing, each Holder, by accepting this Note, authorizes the Trustee on behalf of and for the benefit of each Holder, to be the agent for and representative of each Holder with respect to the Collateral and the Security Documents and authorizes the Trustee to appoint and direct the Collateral Agent (as defined in the Indenture) to be the agent for and representative of each Holder with respect to the Collateral and the Security Documents.

6. [Intentionally Omitted]

7. Optional Redemption.

(a) The Issuer, at its option, may at any time redeem up to 100% of the aggregate principal amount of the Notes (including any Notes issued after the Initial Issue Date), in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

(b) In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first-class mail to a Holder’s last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuer shall fail to redeem any such Note.

8. Subordination. All Obligations on, or relating to, the Notes and the Guarantees will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of Working Capital Facility Obligations, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

10. Offers To Purchase. The Indenture provides that upon the occurrence of an Asset Sale and in connection with a Working Capital Facility and subject to further limitations contained therein, the Parent or the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

12. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

14. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, the

Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes[, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected].

15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuer, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest (in addition to the Default Rate) on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) occurs, the principal amount of and interest on all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuer under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

17. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

18. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees and Security. The Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders and security interest in Collateral. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Issuer, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

GSI GROUP CORPORATION

125 Middlesex Turnpike

Bedford, Massachusetts 01730

Attention: Chief Financial Officer

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s Social Security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.09, check the appropriate box:

☐    Section 4.07                     ☐    Section 4.09

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL NOTE

Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Note is a Global Note within the meaning of the Indenture dated as of July 23, 2010, relating to the Notes and is registered in the name of a depository or a nominee of a depository. This Note is not exchangeable for Notes registered in the name of a person other than the depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository) may be registered except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of the Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as it requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

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EXHIBIT C

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees (this “Guarantee”), to the extent set forth in the Indenture dated as of July 23, 2010 by and among GSI Group Corporation, as issuer, the Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

GSI GROUP INC.

By:
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

GSI GROUP CORPORATION

By:
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

EXCEL TECHNOLOGY, INC.

By:
	Name:	Michael Katzenstein
	Title:	President

CAMBRIDGE TECHNOLOGY, INC.

By:
	Name:	Anthony Bellantuoni
	Title:	Director

CONTINUUM ELECTRO-OPTICS, INC.

By:
	Name:	Anthony Bellantuoni
	Title:	Director

CONTROL LASER CORPORATION (D/B/A BAUBLYS CONTROL LASER)

By:
	Name:	Anthony Bellantuoni
	Title:	Director

THE OPTICAL CORPORATION

By:
	Name:	Anthony Bellantuoni
	Title:	Director

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PHOTO RESEARCH, INC.

By:
	Name:	Anthony Bellantuoni
	Title:	Director

QUANTRONIX CORPORATION

By:
	Name:	Anthony Bellantuoni
	Title:	Director

SYNRAD, INC.

By:
	Name:	Anthony Bellantuoni
	Title:	Director

MICROE SYSTEMS CORP.

By:
	Name:	Anthony Bellantuoni
	Title:	Director

MES INTERNATIONAL INC.

By:
	Name:	Michael Katzenstein
	Title:	Chief Restructuring Officer

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